UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

STARTEK, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12793	84-1370538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4610 South Ulster Street, Suite 150, Denver, Colorado, 80237
(Address of principal executive offices, including zip code)

(303) 262-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by StarTek, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on October 10, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 10, 2023 with Stockholm Parent, LLC, a Delaware limited liability company (“Parent”), and Stockholm Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of CSP Alpha Holdings Parent Pte Ltd, a private company limited by shares incorporated under the laws of Singapore (“CSP Alpha”), and CSP Victory Limited, an entity governed by the laws of the Cayman Islands (“CSP Victory” and together with CSP Alpha, each, a “Sponsor” and collectively, the “Sponsors”), which provided for Merger Sub to be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. On January 5, 2024, the Merger became effective and the Company and Parent took various other actions, as discussed further below.

The foregoing descriptions of the Merger and the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement which is included as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on October 10, 2023 and is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 1.02.

As previously disclosed, on January 23, 2018, the Company and Amazon.com, Inc. (“Amazon”) entered into a Transaction Agreement and a Warrant to Purchase Common Stock (the “Warrant”), pursuant to which the Company agreed to issue to Amazon.com NV Investment Holdings LLC, a wholly owned subsidiary of Amazon, a warrant to acquire up to 4,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) subject to certain vesting events set forth therein. In connection with the consummation of the Merger, the Warrant was terminated at the Effective Time (as defined below) by the parties thereto and was of no further force or effect as of the Effective Time.

Item 2.01. Completion of Acquisition of Disposition of Assets.

The information set forth in the Introductory Note and under Items 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.01.

On January 5, 2024, pursuant to the terms of the Merger Agreement, the Merger was effected, with Merger Sub being merged with and into the Company, and the Company surviving the Merger as a wholly-owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by (i) the Company, Parent, Merger Sub or any of their respective subsidiaries and (ii) shareholders of the Company who have properly exercised their dissenters’ rights under Delaware law) was converted into the right to receive $4.30 in cash, without interest (the “Merger Consideration”).

Immediately prior to the Effective Time, each outstanding option to purchase shares granted under a Company Stock Plan (as defined in the Merger Agreement) (other than any option granted under the Company Stock Purchase Plan (as defined in the Merger Agreement)) (the “Company Options”) was fully vested and cancelled in exchange for the right to receive an amount in cash equal to the product of (i) the total number of shares of Company Common Stock subject to such cancelled Company Option multiplied by (ii) the excess, if any, of (a) the Merger Consideration over (b) the exercise price per share of Company Common Stock subject to such cancelled Company Option, without interest and less required tax withholdings. Any Company Option with respect to which the exercise price per share subject thereto was equal or greater than the Merger Consideration was cancelled in exchange for no consideration.

Immediately prior to the Effective Time, each outstanding restricted stock unit award (including, for the avoidance of doubt, each such restricted stock unit that is subject to a deferral election) granted under a Company Stock Plan (the “Company RSU Awards”) was fully vested (provided, each Company RSU Award that is subject to performance-based vesting conditions were deemed to be vested at the greater of (i) actual performance determined as of immediately prior to the Effective Time and (ii) target level of performance) and was cancelled in exchange for the right to receive amount in cash equal to the product obtained by multiplying (a) the aggregate number of vested restricted stock units subject to such Company RSU Award by (b) the Merger Consideration, without interest and less required tax withholdings.

Immediately prior to the Effective Time, each outstanding deferred stock units (including, for the avoidance of doubt, each such deferred stock units that was subject to a deferral election) under a Company Stock Plan (the “Company DSU Awards”) was fully vested and were cancelled in exchange for the right to receive an amount in cash equal to the product obtained by multiplying (i) the aggregate number of vested deferred stock units subject to such Company DSU Award by (ii) the Merger Consideration, without interest and less required tax withholdings.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on October 10, 2023 and is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, the Company notified representatives of the New York Stock Exchange (“NYSE”) that the Merger had been completed and requested that NYSE delist the Common Stock. As a result, trading of the Common Stock, which traded under the ticker symbol “SRT” on NYSE, was suspended before the open of trading on January 5, 2024. In addition, the Company requested that NYSE file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 in order to effect the delisting of the shares of the Common Stock from NYSE and deregistration of such shares under Section 12(b) of the Exchange Act. The Company also intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the shares of the Common Stock under Section 12(g) of the Exchange Act and suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification of Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference in its entirety into this Item 3.03.

As a result of the Merger, each share of Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was automatically cancelled and exchanged, at the Effective Time, into the right to receive the Merger Consideration.  Accordingly, at the Effective Time, each holder of Common Stock immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company other than the right to receive the Merger Consideration pursuant to the Merger Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on October 10, 2023 and is incorporated by reference herein.

Item 5.01. Change of Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 5.01.

In connection with the Merger and at the Effective Time, Merger Sub merged with and into the Company, with the Company continuing as the Surviving Corporation and a wholly-owned subsidiary of Parent and accordingly, a change of control of the Company occurred.  The total amount of consideration payable to the Company’s stockholders in connection with the Merger was approximately $74.4 million. The funds used by Parent to consummate the Merger and complete the related transactions came from equity contributions from the Sponsors.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 5.02.

Pursuant to the Merger Agreement, effective upon the consummation of the Merger, each of Albert Aboody, Sudip Banerjee, Jerry Schafer, Anupam Pahuja and Nallathur S. Balasubramanian voluntarily resigned from the board of directors of the Company and the committees on which they served, if any.

Additionally, Bharat Rao, Sanjay Chakrabarty and Mukesh Sharda will remain as directors of the Company.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement which is included as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on October 10, 2023 and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 5.03.

Promptly following the Effective Time, the Restated Certificate of Incorporation of the Company that was in effect immediately before the Effective Time was amended and restated to be in the form attached hereto as Exhibit 3.1 (the “Amended and Restated Certificate of Incorporation”). In addition, promptly following Effective Time, the Amended and Restated Bylaws of the Company as in effect immediately prior to the Effective Time were amended and restated in their entirety to be in the form attached hereto as Exhibit 3.2 (the “Amended and Restated Bylaws”).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full texts of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and incorporated by reference herein.

Item 7.01.    Regulation FD Disclosure.

On January 5, 2024, the Company issued a press release announcing the completion of the Merger, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*
Agreement and Plan of Merger, dated October 10, 2023, by and among StarTek, Inc., Stockholm Parent, LLC and Stockholm Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on October 10, 2023 (File No. 001-12793)).

3.1	Amended and Restated Certificate of Incorporation of StarTek, Inc., dated January 5, 2024.
3.2	Amended and Restated Bylaws of StarTek, Inc., dated January 5, 2024.
99.1	Press Release, dated January 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*          All schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARTEK, INC.

Date: January 5, 2024	By:	/s/ Bharat Rao
Bharat Rao
Chief Executive Officer